Exhibit 10.10s

FOURTEENTH AMENDMENT TO
THE AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 28, 2016 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower wishes to request an increase in the Facility and wishes to invite NY Green Bank as a New Revolving Lender to achieve the full amount of such requested increase;

WHEREAS, the Borrower wishes to amend certain provisions of the Credit Agreement necessary for the inclusion of NY Green Bank as a New Revolving Lender;

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain additional provisions of the Credit Agreement in order to, among other things, allow the Borrower to develop, buy and sell Project related assets; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein, it being agreed that, except as expressly amended hereby, the terms and provisions of the Credit Agreement and each other Loan Document (including all collateral and guaranty requirements thereof) remain in effect without modification.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01    New Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“‘Adjusted Applicable Percentage’ means, with respect to any Lender at any time with respect to each Revolving Borrowing and each participation in any L/C Borrowing or Swingline Loan, such Lender’s Adjusted Applicable Percentage determined in accordance with the provisions of Section 2.01(c) and subject to adjustment pursuant to Section 2.15 or Section 2.16, as applicable.”

“‘Facility Percentage’ means, with respect to each Lender at any time, the percentage (carried out to the ninth decimal place) representing such Lender’s Revolving Exposure as a portion of the Total Outstandings. ”

“‘NYGB’ means NY Green Bank, a division of the New York State Energy Research & Development Authority.”

“‘NYGB Borrowing Base’ means, at any time of determination, the appraised fair market value of the Eligible Project Back-Log attributable to NY Projects. ”

“NYGB Borrowing Base Availability’ means, at any time of determination, the difference between (i) the NYGB Borrowing Base minus (ii) NYGB’s Revolving Exposure at such time.”

“‘NYGB Borrowing Base Calculation’ means the calculation of the NYGB Borrowing Base, providing for the status of the NYGB Borrowing Base Availability. ”

“‘NYGB Borrowing Base Deficiency’ means (a) at any time a Revolving Loan is to be made by NYGB, the failure of the NYGB Borrowing Base Availability to exceed the aggregate amount of such Revolving Loan or (b) at any time NYGB is to fund a participation in (i) an L/C Borrowing or (ii) a Swingline Loan, the failure of the NYGB Borrowing Base Availability to exceed the aggregate amount of such participation.  Such determination shall be made based on the most recently delivered Borrowing Base Certificate and NYGB’s Revolving Exposure as reflected in the Register.”

“‘NYGB Business Day’ means the hours between 9:00 a.m. – 4:00 p.m., Eastern time, Monday through Friday, other than the following days: New Year’s Day, Dr. Martin Luther King, Jr. Day, Lincoln’s Birthday, Washington’s Birthday (celebrated on President’s Day), Memorial Day, the day before and Independence Day, Labor Day, Columbus Day, Election Day, Veterans’ Day, Thanksgiving Day, the day before and after Thanksgiving Day, Christmas Eve and Christmas Day and New Year’s Eve and any other day on which banks are required or authorized by law to close in New York State.  For purposes hereof, if any day listed above as a day on which NYGB is closed falls on a Sunday, such day is celebrated on the following Monday.”

“‘NY Project’ means a Project located in the State of New York with respect to which the PV System has an aggregate installed footprint of solar panels of 4,000 square feet or less.”

“‘Project Entity’ means any Subsidiary of the Borrower that is formed for the purpose of developing new Projects or acquiring Project related assets.”

“‘Unadjusted Applicable Percentage’ means with respect to any Lender at any time with respect to each Revolving Borrowing and each participation in any L/C Borrowing or Swingline Loan, the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in

Section 2.15 or Section 2.16, as applicable.  If the Commitment of all of the Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or Section 2.06, or if the Commitments have expired, then the Unadjusted Applicable Percentage of each Lender in respect of the Facility shall be determined based on the Unadjusted Applicable Percentage of such Lender in respect of the Facility most recently in effect, giving effect to any subsequent assignments.  If the Commitment of an individual Lender has been terminated or has otherwise expired, then the Unadjusted Applicable Percentage of each Lender in respect of the Facility whose Commitment has not terminated or expired shall be adjusted to the percentage (carried out to the ninth decimal place) of the Facility (calculated after giving effect to the termination or expiration of such Commitment) represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.15 or Section 2.16, as applicable.  The Unadjusted Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in any documentation executed by such Lender pursuant to Section 2.16, as applicable.”

Section 1.02    Amendments to Section 1.01. The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“‘Applicable Percentage’ means with respect to any Lender at any time with respect to each Revolving Borrowing and each participation in any L/C Borrowing or Swingline Loan, such Lender’s Unadjusted Applicable Percentage or such Lender’s Adjusted Applicable Percentage, as the case may be, determined in accordance with the provisions of Section 2.01(c) and subject to adjustment as provided in Section 2.15 or Section 2.16, as applicable.”

“‘Commitment’ means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and which shall expire upon the Maturity Date applicable to such Lender.”

“‘Developer Project’ means the Acquisition of a developer of PV Systems in the ordinary course of business (i) in which the underlying customer contracts acquired pursuant to such Acquisition meet the definition of “Eligible Project Back-Log” and are included in the calculation thereof, in each case as of the date of such Acquisition and (ii) which is intended to be financed in full by Available Take-Out.”

“‘Existing Shareholder’ means (i) Elon Musk and his estate, spouse, siblings, ancestors, heirs, and lineal descendants, and any spouses of such persons, the legal representatives of any of the foregoing, any bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors, any other person or entity that is controlled by any of the foregoing, and any estate planning vehicle over which Elon Musk has exclusive right of control, (ii) funds affiliated with Draper Fisher Jurvetson, (iii) funds affiliated with AJG Growth Fund, including Valor VC, LLC., (iv) funds affiliated with Generation Investment Management LLP, (v) funds affiliated with DBL Investors, including Bay Area Equity Fund, (vi) Jeffrey B. Straubel and (vii) Tesla Motors, Inc., a Delaware corporation or any of its Affiliates or subsidiaries.”

“‘Fronting Exposure’ means, at any time there is a Defaulting Lender that is a Lender, (a) with respect to the L/C Issuer, the aggregate amount of such Defaulting Lender’s respective Applicable Percentage of each outstanding L/C Obligation other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, the aggregate amount of such Defaulting Lender’s respective Applicable Percentage of each Swingline Loan other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.”

“‘L/C Advance’ means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.”

“‘Material Adverse Effect’ means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), financial condition of the Borrower and its Subsidiaries (other than its Excluded Subsidiaries) taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.”

“‘Permitted Dispositions’ means (a) (i) Dispositions of Projects, inventory, equipment and Host Customer Agreements in the ordinary course of business, including Tranching of inventory, equipment and Host Customer Agreements (including any warranties arising in connection therewith), (ii) Dispositions to Cardinal Blue Solar, LLC of inventory, equipment and Host Customer Agreements that (x) could not be Tranched as a result of a failure to satisfy Tranching requirements under the applicable Tax Equity Documents, (y) could not be included in a Backlever Financing as a result of a failure to satisfy requirements under the applicable Backlever Financing documents or (z) could not be included in a System Refinancing as a result of a failure to satisfy requirements under the applicable System Refinancing documents, (iii) cash sales of inventory to Borrower’s customers and sale of Projects pursuant to a customer’s purchase right under its applicable Host Customer Agreement; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (e) the sale or disposition of Cash Equivalents for fair market value; (f) Dispositions of Equity Interests in accordance with the terms herein; and (g) Disposition of (x) SRECs for the purpose of returning such SRECs or proceeds of such SRECs to an Excluded Subsidiary in accordance with the applicable Tax Equity

Document, (y) SRECs and related contracts necessary for the financing or hedging of SRECs, tracking accounts or proceeds thereof to an SREC Subsidiary for the purposes of financing or hedging of SRECs which is not prohibited hereunder, and (z) SRECs for any other purpose so long as such Disposition is done in an arms-length transaction.”

“‘Power Purchase Agreements’ means a power purchase agreement entered into by Borrower and a customer, pursuant to which such customer agrees to purchase electricity from Borrower generated by a PV System.”

“‘Related Parties’ means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, auditors, regulatory supervisors and representatives of such Person and of such Person’s Affiliates.”

Section 1.03    Amendments to Section 1.01. The term “Applicable Revolving Percentage” set forth in Section 1.01 of the Credit and used elsewhere in the Agreement is hereby deleted in its entirety and, unless otherwise modified in this Amendment, replaced by the term “Applicable Percentage”.

Section 1.04    Amendments to Section 2.01.

(a)     Clause (a) of Section 2.01 of the Credit Agreement is hereby amended by adding “and such Lender’s Applicable Percentage of the requested Revolving Loan” following “at any time outstanding the amount of such Lender’s Commitment” in its first sentence.

(b)     Clause (a) of Section 2.01 of the Credit Agreement is hereby amended by adding “NYGB” following “from time to time, on any” in its first sentence.

(c)     Section 2.01 of the Credit Agreement is hereby amended by inserting new clause (c) which shall read as follows:

“(c)     Adjustments to Applicable Percentages.

(i)     Except as set forth in Sections 2.01(c)(ii), 2.01(c)(iii) and 2.01(c)(iv), the Applicable Percentage of each Lender with respect to each Revolving Borrowing and each participation in any L/C Borrowing or Swingline Loan shall be such Lender’s Unadjusted Applicable Percentage.

(ii)     The obligation of NYGB to make any Revolving Loan shall not exceed the amount of the NYGB Borrowing Base Availability at the time such Revolving Loan is to be made. In the event that, NYGB’s Unadjusted Applicable Percentage of the applicable Revolving Borrowing requested is greater than the NYGB Borrowing Base Availability:

(A)     NYGB’s Applicable Percentage of such Revolving Borrowing shall be the percentage (carried out to the ninth decimal place) determined by dividing the NYGB Borrowing Base Availability by the total amount of the Revolving Borrowing to be made (such percentage to be NYGB’s Adjusted Applicable Percentage with respect to such Revolving Borrowing); and

(B)     the Applicable Percentage of each Lender other than NYGB with respect to such Revolving Borrowing shall be the percentage (carried out to the ninth decimal place) determined by dividing (1) an amount equal to such Lender’s pro rata share (determined based on the Unadjusted Applicable Percentage of such Lender divided by the sum of the Unadjusted Applicable Percentages of all Lenders other than NYGB) of (x) the amount of such Revolving Borrowing minus (y) the amount of the Revolving Loan to be made by NYGB in accordance with the provisions of Section 2.01(c)(ii)(A) by (2) the amount of such Revolving Borrowing requested; provided, however, than in no event shall the amount in clause (1) cause the Revolving Exposure of any such Lender to exceed such Lender’s Commitment (such percentage to be such Lender’s Adjusted Applicable Percentage with respect to such Revolving Borrowing).

(iii)     The obligation of NYGB to make an L/C Advance shall not exceed the amount of the NYGB Borrowing Base Availability at the time such L/C Advance is to be made. A Lender’s Applicable Percentage with respect to (x) such Lender’s risk participation in each Letter of Credit shall be calculated by utilizing a percentage equal to the Applicable Percentage of such Lender determined in accordance with Section 2.01(c)(i) or Section 2.01(c)(ii) as if a Revolving Borrowing in an amount equal to the amount available to be drawn under such Letter of Credit, determined in accordance with Section 1.06, had been requested to be made at the time of the issuance of such Letter of Credit or of the most recent L/C Credit Extension increasing the amount of such Letter of Credit, and (y) any Unreimbursed Amount with respect to each Letter of Credit shall be equal to such Lender’s Applicable Percentage determined in accordance with clause (x) of this sentence. For the avoidance of doubt, the Lenders’ Applicable Percentages under clause (x) of the preceding sentence shall be recalculated at the time of any L/C Credit Extension that increases the amount of such Letter of Credit based on the amount of the Letter of Credit as so increased.

(iv)     The obligation of NYGB to purchase a risk participation in each Swingline Loan shall not exceed the amount of the NYGB Borrowing Base Availability at the time such funded participation is to be made. A Lender’s Applicable Percentage with respect to such Lender’s risk participation in each Swingline Loan shall be calculated by utilizing a percentage equal to the Applicable Percentage of such Lender determined in accordance with Section 2.01(c)(i) or Section 2.01(c)(ii) as if a Revolving Borrowing in an amount equal to the amount of the participation had been requested to be made at the time such Swingline Loan is made.”

Section 1.05     Amendments to Section 2.02.

(a)     Clause (a) of Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)     Notice of Borrowing.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone; provided that, in the case of any Borrowing, telephonic notice may be given only if the Applicable Percentage of each Lender with respect to such Borrowing will be its Unadjusted Applicable Percentage.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date (which shall be a NYGB Business Day) of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation (which shall be a NYGB Business Day), whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation (which shall be a NYGB Business Day), the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice  (whether telephonic or written) shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a NYGB Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, (F) the NYGB Borrowing Base applicable to the requested Borrowing, (G) the amount of NYGB Borrowing Base Availability, (H) whether the Lenders will be required to fund the requested Borrowing based on the respective Unadjusted Applicable Percentage or Adjusted Applicable Percentage, (I) each Lender’s Applicable Percentage of the requested Borrowing and (J) each Lender’s Revolving Exposure after giving effect to the requested Borrowing.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.”

(b)     Clause (b) of Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)     Advances.  Following receipt of a Loan Notice for the Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the NYBG Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall (i) first, apply any amounts made available by a New Revolving Lender to the repayment of any Revolving Loans (and any additional amounts required pursuant to Section 3.05) in accordance with Section 2.16(e), (ii) second, if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, apply any proceeds of such Revolving Borrowing to the payment in full of any such L/C Borrowings and (iii) third, make all remaining funds so received available to the Borrower in like funds as received by the Administrative Agent either by (x) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (y) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.”

Section 1.06     Amendments to Section 2.03.

(a)     Sub-clause (a)(i) of Section 2.03 of the Credit Agreement is hereby amended by restating sub-clause (B) in its entirety to read as follows:

“(B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder in an amount up to their respective Applicable Percentage of such Letter of Credit; provided that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x)

the Total Outstandings shall not exceed the lesser of (a) the Facility and (b) the Borrowing Base minus the aggregate outstanding principal amount of Short-Term Solar Bonds, (y) the Revolving Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.”

(b)     Sub-clause (b)(i) of Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a NYGB Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a NYGB Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require. Each Letter of Credit Application shall also specify the NYGB Borrowing Base.  Promptly after receipt of any Letter of Credit Application, the Administrative Agent will confirm (A) each Lender’s Revolving Exposure that will result after giving effect to the issuance of the requested Letter of Credit, (B) whether Lenders will be required to purchase their respective participation in the requested Letter of Credit based on their respective Unadjusted Applicable Percentage or Adjusted Applicable Percentage, (C) the amount of the participation to be purchased by each Lender in the requested Letter of Credit and (D) each Lender’s Applicable Percentage of the requested Letter of Credit.”

(c)     Sub-clause (c)(i) of Section 2.03 of the Credit Agreement is hereby amended by adding “and, with respect to each Lender other than NYGB, the condition set forth in Section 4.02(c)” following “other than the delivery of a Loan Notice” in its second sentence.

(d)     Sub-clause (c)(ii) of Section 2.03 of the Credit Agreement is hereby amended by adding “NYGB” following “not later than 1:00 p.m. on the”.

(e)     Sub-clause (c)(iii) of Section 2.03 of the Credit Agreement is hereby amended by inserting the following parenthetical “(other than the delivery of a Loan Notice and, with respect to each Lender other than NYGB, the condition set forth in Section 4.02(c))” following “because the conditions set forth in Section 4.02”.

(f)     Sub-clause (c)(v) of Section 2.03 of the Credit Agreement is hereby amended by restating the following parenthetical “(other than delivery by the Borrower of a Loan Notice)” as follows: “(other than the delivery of a Loan Notice and, with respect to each Lender other than NYGB, the condition set forth in Section 4.02(c))”.

(g)     Sub-clause (d)(ii) of Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)     If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer, on demand of the Administrative Agent, such Lender’s pro rata share thereof (determined based upon such Lender’s Applicable Percentage used to determine the applicable payment initially made by such Lender), plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.”

(h)     Clause(h) of Section 2.03 of the Credit Agreement is hereby amended by replacing “Section 2.15” with “Sections 2.01(c) and 2.15” and “Applicable Revolving Percentage” with “Applicable Percentage with respect to each Letter of Credit,”.

Section 1.07     Amendments to Section 2.04.

(a)     Clause (a) of Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)     The Swingline.  Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, shall make loans (each such loan, a “Swingline Loan”).  Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day.  During the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Outstandings shall not exceed the lesser of (x) the Facility and (y) the Borrowing Base minus the aggregate outstanding principal amount of Short-Term Solar Bonds, and (B) the Revolving Exposure of any Lender at such time shall not exceed such Lender’s Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section.  Each Swingline Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s respective Applicable Percentage of such Swingline Loan times the amount of such Swingline Loan.”

(b)     Sub-clause (b)(i) of Section 2.04 of the Credit Agreement is hereby amended by inserting the following parenthetical “NYGB” following “Borrowing (which shall be a”.

(c)     Sub-clause (c)(i) of Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)     The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount each Swingline Loan then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Facility and the conditions set forth in Section 4.02 (other than the condition set forth in Section 4.02(c), except with respect to NYGB).  The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage (calculated in accordance with the provisions of Section 2.01(c)) of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.”

(d)     Sub-clause (c)(iv) of Section 2.04 of the Credit Agreement is hereby amended by adding “and, with respect to each Lender other than NYGB, the condition set forth in Section 4.02(c)” following “other than the delivery of a Loan Notice” under the proviso found in its first sentence.

Section 1.08     Amendments to Section 2.05.

(a)     Sub-clause (a)(i) of Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)     The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the Revolving Borrowing(s) being prepaid, the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of each Revolving Borrowing (or portion thereof) being prepaid).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of principal shall be accompanied by all accrued interest on the amount of the Revolving Borrowing(s) being prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Sections 2.01(c) and 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Revolving Loans being prepaid.”

(b)     Clause (b) of Section 2.05 of the Credit Agreement is hereby amended by restating sub-clause (i) in its entirety to read as follows:

“(i)     Revolving Outstandings.  If for any reason a Borrowing Base Deficiency exists, the Borrower shall, upon demand by the Administrative Agent either (x) deliver to the Administrative Agent a Borrowing Base Certificate showing that the Borrowing Base Deficiency no longer exists or (y) immediately prepay Revolving Loans, Swingline Loans and/or L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount so that the Borrowing Base Deficiency no longer exists; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment of the Revolving Loans and Swingline Loans, a Borrowing Base Deficiency continues to exist.”

(c)     Sub-clause (b)(ii) of Section 2.05 of the Credit Agreement is hereby amended by restating the second sub-clause (“second, shall be applied to the outstanding Revolving Loans”) as follows: “second, shall be applied ratably to the outstanding Revolving Loans”.

Section 1.09     Amendments to Section 2.06.

(a)     Clause (a) of Section 2.06 of the Credit Agreement is hereby amended by adding “or the Revolving Exposure of any Lender would exceed such Lender’s Commitment” following “the Total Outstandings would exceed the Facility” in sub-clause (iii)(A).

(b)     Clause (b) of Section 2.06 of the Credit Agreement is hereby amended by replacing “Lender’s Applicable Revolving Percentage” with the following: “Lender’s Unadjusted Applicable Percentage”.

Section 1.10     Amendment to Section 2.07.  Clause (a) of Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)     Revolving Loans.  The Borrower shall repay to each Lender on the applicable Maturity Date for such Lender’s Commitment the aggregate principal amount of all Revolving Loans made by such Lender and outstanding on such date.  To the extent any funds are insufficient to repay any Revolving Loans on the Maturity Date applicable thereto, any funds received by the Administrative Agent pursuant to this Agreement thereafter shall be paid to the Lender(s) holding such Commitments (the “Matured Loans”) in accordance with their respective Applicable Percentage in respect of all Matured Loans, subject to the remaining provisions of this Section 2.07. Until amounts outstanding with respect to the Matured Loans have been repaid in full, any funds received by the Administrative Agent pursuant to the terms of this Agreement shall be applied, first, to Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such, second, to Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable ratably to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), third, , to pay interest due and payable to each Lender (whether or not such Lender is a holder of a Matured Loan) and fourth, to repay amounts outstanding with respect to the Matured Loans.”

Section 1.11     Amendment to Section 2.09.  Clause (a) of Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)     Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Facility Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which such Lender’s Commitment exceeds the sum of (i) the Outstanding Amount of such Lender’s Revolving Loans and (ii) the Outstanding Amount of such Lender’s L/C Obligations, subject to adjustment as provided in Sections 2.01(c) and 2.15.  For the avoidance of doubt, the Outstanding Amount of a Lender’s Swingline Loans shall not be counted towards or considered usage of the Aggregate Commitments.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Facility.”

Section 1.12     Amendment to Section 2.12.  Clause (b) of Section 2.12 of the Credit Agreement is hereby amended by replacing the word “Unless” found in its first sentence with the following: “Subject to the initial Credit Extension made with respect to any increase pursuant to Section 2.16(e), unless”.

Section 1.13     Amendments to Section 2.13.

(a)     Sub-clause (a)(ii) of Section 2.13 of the Credit Agreement is hereby amended by replacing the phrase “aggregate amount of the Obligations in respect of the Facility” with “aggregate amount of such Obligations”.

(b)     Sub-clause (b)(ii) of Section 2.13 of the Credit Agreement is hereby amended by replacing the phrase “aggregate amount of the Obligations in respect of the Facility” with “aggregate amount of such Obligations”.

Section 1.14     Amendment to Section 2.15.

(a)     Sub-clause (a)(ii) of Section 2.15 of the Credit Agreement is hereby amended by replacing “in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v)” with “in accordance with their respective Facility Percentages without giving effect to Section 2.15(a)(v)” in its second to last sentence.

(b)     Sub-clause (a)(iv) of Section 2.15 of the Credit Agreement is hereby amended by restating the following parenthetical “(calculated without regard to such Defaulting

Lender’s Commitment)” as follows: “(calculated without regard to such Defaulting Lender’s Applicable Percentage and in accordance with Section 2.01(c)(i) or Section 2.01(c)(ii) as if a Revolving Borrowing in an amount equal to the aggregate amount payable by the Lenders has been requested to be made at such time)”.

(c)     Clause (b) of Section 2.15 of the Credit Agreement is hereby amended by adding “(calculated in accordance with Section 2.01(c)(i) or Section 2.01(c)(ii) as if a Revolving Borrowing in an amount equal to the aggregate amount payable by the Lenders has been requested to be made at such time) for each such Loan and each such funded and unfunded participation” following “Lenders in accordance with their Applicable Percentages”.

(d)     Section 2.15 of the Credit Agreement is hereby amended by inserting new clause (c) which shall read as follows:

“(c)     NYGB Business Days.  Notwithstanding anything to the contrary contained in this Agreement, (i) any Business Day which is not a NYGB Business Day shall be deemed not to be a Business Day for the purposes of determining whether NYGB has failed to comply with any of its obligations under this Agreement or has become a Defaulting Lender; and (ii) for all purposes under this Agreement (including but not limited to Sections 2.02(b) and 2.12(b)), NYGB shall not be obligated to fund or to pay any amount on any day on which it is not open for business.”

Section 1.15     Amendments to Section 2.16.

(a)     Clause (d) of Section 2.16 of the Credit Agreement is hereby amended by adding “, any changes in Unadjusted Applicable Percentages” following “the New Revolving Lenders of the final allocation of such increase” in its second sentence.

(b)     Clause (e) of Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e)     Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, immediately before and after giving effect to the Incremental Facility, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct, on and as of the Revolving Increase Effective Date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The Borrower shall deliver or cause to be delivered any other customary documents, (including, without limitation, legal opinions) as reasonably requested by the Administrative

Agent in connection with any Incremental Facility.  In the case of a nonratable increase in the Commitments, the Borrower shall prepay any Revolving Loans outstanding on the Revolving Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep such Revolving Loans ratable among the Lenders in accordance with any revised Applicable Percentages arising from such nonratable increase in the applicable Commitments. In the case of a New Revolving Lender is added, the Administrative Agent shall use the amounts of the initial Loan made by such New Revolving Lender to prepay, on behalf of the Borrower, the Revolving Loan outstanding on the Revolving Increase Effective Date, or any portion thereof (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep such Revolving Loans ratable among the existing Lenders in accordance with any revised Applicable Percentages arising from the addition of such New Revolving Lender.”

Section 1.16     Amendments to Section 4.02.

(a)     Clause (c) of Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)     NYGB Borrowing Base Deficiency. Solely with respect to NYGB’s obligation to honor the applicable Request for Credit Extension, no NYGB Borrowing Base Deficiency shall exist as of the date of such Credit Extension, or would result from such proposed Credit Extension.  For the avoidance of doubt, in no event shall the absence of a NYGB Borrowing Base Deficiency be a condition to the obligation of any Lender or L/C Issuer other than NYGB to honor any Request for Credit Extension.”

(b)     Section 4.02 of the Credit Agreement is hereby amended by inserting new clause (d) which shall read as follows:

“(d)     Request for Credit Extension.  The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.”

(c)     Section 4.02 of the Credit Agreement is hereby amended by restating the final paragraph in its entirety to read as follows:

“Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) (solely with respect to NYGB’s obligation to honor the applicable Request for Credit Extension) have been satisfied on and as of the date of the applicable Credit Extension.”

Section 1.17     Amendment to Section 6.02.  Clause (m) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(m)     Borrowing Base Certificate. As soon as available, but in any event within fifteen (15) days after the end of each month, a Borrowing Base Certificate together with the NYGB Borrowing Base Calculation, a Back-Log Spreadsheet and a Take-Out Spreadsheet and other supporting information (including any Dispositions of the Equity Interest of Project Entities or Developer Projects or of any assets of a Project Entity or Developer Project), each prepared as at the end of such month, duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.”

Section 1.18     Amendment to Section 6.03.  Clause (b) of Section 6.03 of the Credit Agreement is hereby amended by restating the final paragraph in its entirety to read as follows:

“Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable and not including any notice provided pursuant to clause (iv) above, stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.  The requirements set forth in this Section 6.03(iv) shall be satisfied with respect to (x) Tax Equity Commitments and Backlever Financing by the satisfaction of the requirements set forth in Section 2.01(b)(ii) and (y) Solar Bonds Financings by providing a listing of such agreements in the Compliance Certificate.”

Section 1.19     Amendment to Section 6.13.

(a)     Section 6.13 of the Credit Agreement is hereby amended by adding the following proviso immediately at the end of such section:

“; provided further, however, that, with respect to any Project Entity or Developer Project, neither the requirement to deliver a legal opinion pursuant to Section 4.01(c) nor the requirements set forth in clauses (b), (c) or (d) of Section 6.14 shall apply until the date that is six (6) months (or such later date as agreed to by the Administrative Agent in its reasonable discretion) after such Project Entity or Developer Project executes a Joinder Agreement (or is required to execute a Joinder Agreement, subject to any applicable extensions) pursuant to this Section 6.13.”

Section 1.20     Amendments to Section 7.03.

(a)     Sub-clause (iv) of clause (c) of Section 7.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) so long as no Default has occurred and is continuing or would result from such Investment, Investments by the Loan Parties in Excluded Subsidiaries in an aggregate amount invested from the date hereof not to exceed $15,000,000,”

(b)     Clause (k) of Section 7.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(k)     Investments not exceeding $25,000,000 in the aggregate outstanding after taking into account Investments under clause 7.03(c)(iv) above;”

Section 1.21     Amendments to Section 7.05.

(a)     Section 7.05 of the Credit Agreement is hereby by (x) deleting the “and” at the end of clause (g), (y) adding “; and” and deleting the “.” at the end of clause (h), and (z) adding the following clause (i) immediately after clause (h) as follows:

“(i)     Dispositions of the Equity Interest of Project Entities or Developer Projects or of any assets of a Project Entity or Developer Project so long as (i) such Dispositions are made for fair market value, as determined by the Borrower in its reasonable discretion, (ii) such Dispositions do not result in a Borrowing Base Deficiency and (iii) no Event of Default has occurred and is continuing at the time of such Disposition.”

Section 1.22     Amendment to Section 7.09.  Clause (b) of Section 7.09 of the Credit Agreement is hereby amended and restated to read as follows:

“(b) requires the grant of any Lien on property for any obligation if a Lien on such property is given as security for the Secured Obligations, except for any document or instrument governing Indebtedness permitted hereunder, provided that any such restriction contained therein is a Permitted Lien or otherwise relates to only the asset or assets constructed or acquired in connection therewith.”

Section 1.23     Amendments to Section 11.01.

(a)     Clause (a) of Section 11.01 of the Credit Agreement is hereby amended and restated to read as follows:

“(a)     waive (i) any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender or (ii) at any time, the condition set forth in Section 4.02(c) without the written consent of NYGB;”

(b)     Clause (b) of Section 11.01 of the Credit Agreement is hereby amended and restated to read as follows:

“(b)     without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension without the written consent of the

Required Lenders; provided, that any waiver of Section 4.02(c) requires the written consent of NYGB;”

(c)     Clause (e) of Section 11.01 of the Credit Agreement is hereby amended and restated to read as follows:

“(e)     change Sections 2.13 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;”

(d)     Clause (j) of Section 11.01 of the Credit Agreement is hereby amended and restated to read as follows:

“(j)     (i) amend the definition of “Borrowing Base” or any defined terms (or components of such defined terms) used therein if the impact of such amendment is to increase the amount of the Borrowing Base without the consent of Supermajority Lenders or (ii) amend the definition of “NYGB Borrowing Base” without the consent of NYGB.”

Section 1.24     Amendment to Section 11.04.  Clause (c) of Section 11.04 of the Credit Agreement is hereby amended by replacing “such Lender’s Applicable Percentage” with “such Lender’s Facility Percentage” and “applicable unreimbursed” with “applicable unreimbursable”.

Section 1.25     Amendment to Section 11.06.  Sub-clause (b)(vi) of Section 11.06 of the Credit Agreement is hereby amended by restating sub-clause (B) in its entirety to read as follows:

“(B) acquire (and fund as appropriate) its full pro rata share of all Revolving Borrowings and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage of each Revolving Borrowing and participation.”

Section 1.26     Amendment to Section 11.07.  Section 11.07 of the Credit Agreement is hereby amended by inserting new clauses (e) and (f) which shall read as follows:

“(e)     FOIL. NOTWITHSTANDING ANY PROVISON OF THIS SECTION 11.07 TO THE CONTRARY, THE LOAN PARTIES ACKNOWLEDGE AND AGREE THAT ALL INFORMATION, IN ANY FORMAT, SUBMITTED TO NYGB SHALL BE SUBJECT TO AND TREATED IN ACCORDANCE WITH THE NYS FREEDOM OF INFORMATION LAW (“FOIL,” PUBLIC OFFICERS LAW, ARTICLE 6). PURSUANT TO FOIL, NYGB IS REQUIRED TO MAKE AVAILABLE TO THE PUBLIC, UPON REQUEST, RECORDS OR PORTIONS THEREOF WHICH IT POSSESSES, UNLESS THAT INFORMATION IS STATUTORILY EXEMPT FROM DISCLOSURE. THEREFORE, UNLESS THIS AGREEMENT SPECIFICALLY REQUIRES OTHERWISE, THE LOAN PARTIES SHOULD SUBMIT INFORMATION TO NYGB IN A NONCONFIDENTIAL, NONPROPRIETARY FORMAT. FOIL DOES PROVIDE THAT NYGB MAY DENY ACCESS TO RECORDS OR

PORTIONS THEREOF THAT “ARE TRADE SECRETS OR ARE SUBMITTED TO AN AGENCY BY A COMMERCIAL ENTERPRISE OR DERIVED FROM INFORMATION OBTAINED FROM A COMMERCIAL ENTERPRISE AND WHICH IF DISCLOSED WOULD CAUSE SUBSTANTIAL INJURY TO THE COMPETITIVE POSITION OF THE SUBJECT ENTERPRISE.” SEE PUBLIC OFFICERS LAW, § 87(2)(D). ACCORDINGLY, IF THIS AGREEMENT SPECIFICALLY REQUIRES SUBMISSION OF INFORMATION IN A FORMAT THE LOAN PARTIES CONSIDER A PROPRIETARY AND/OR CONFIDENTIAL TRADE SECRET, THE LOAN PARTIES SHALL FULLY IDENTIFY AND PLAINLY LABEL THE INFORMATION “CONFIDENTIAL” OR “PROPRIETARY” AT THE TIME OF DISCLOSURE. BY SO MARKING SUCH INFORMATION, THE LOAN PARTIES REPRESENT THAT THE INFORMATION HAS ACTUAL OR POTENTIAL SPECIFIC COMMERCIAL OR COMPETITIVE VALUE TO THE COMPETITORS OF THE LOAN PARTIES. WITHOUT LIMITATION, INFORMATION WILL NOT BE CONSIDERED CONFIDENTIAL OR PROPRIETARY IF IT IS OR HAS BEEN (I) GENERALLY KNOWN OR AVAILABLE FROM OTHER SOURCES WITHOUT OBLIGATION CONCERNING ITS CONFIDENTIALITY; (II) MADE AVAILABLE BY THE OWNER TO OTHERS WITHOUT OBLIGATION CONCERNING ITS CONFIDENTIALITY; OR (III) ALREADY AVAILABLE TO NYGB WITHOUT OBLIGATION CONCERNING ITS CONFIDENTIALITY. IN THE EVENT OF A FOIL REQUEST, IT IS NYGB’S POLICY TO CONSIDER RECORDS AS MARKED ABOVE PURSUANT TO THE TRADE SECRET EXEMPTION PROCEDURE SET FORTH IN 21 NEW YORK CODES RULES & REGULATIONS §501.6 AND ANY OTHER APPLICABLE LAW OR REGULATION. HOWEVER, NYGB CANNOT GUARANTEE THE CONFIDENTIALITY OF ANY INFORMATION SUBMITTED. MORE INFORMATION ON FOIL, AND THE RELEVANT STATUTORY LAW AND REGULATIONS, CAN BE FOUND AT THE WEBSITE FOR THE COMMITTEE ON OPEN GOVERNMENT (HTTP://WWW.DOS.STATE.NY.US/COOG/FOIL2.HTML) AND NYGB’S REGULATIONS, PART 501.

(f)     PUBLICITY. THE BORROWER HEREBY AGREES THAT ANY LENDER OR ANY OF ITS AFFILIATES MAY (I) AGGREGATE AND ANONYMIZE DATA PROVIDED TO SUCH LENDER FOR USE AND PUBLIC DISCLOSURE IN REPORTS OR IN ACCORDANCE WITH SUCH LENDER’S REGULATORY REQUIREMENTS, (II) DISCLOSE A GENERAL DESCRIPTION OF TRANSACTIONS ARISING UNDER THE LOAN DOCUMENTS FOR ADVERTISING, MARKETING, REGULATORY OR OTHER SIMILAR PURPOSES AND (III) USE THE BORROWER’S NAME, LOGO OR OTHER INDICIA GERMANE TO SUCH PARTY IN CONNECTION WITH SUCH ADVERTISING, MARKETING OR OTHER SIMILAR PURPOSES, SO LONG AS, IN EACH CASE DESCIBED IN CLAUSES (II) AND (III), THE BORROWER HAS BEEN PROVIDED THE OPPORTUNITY TO REVIEW AND HAS APPROVED ANY SUCH

DISCLOSURE MATERIALS THAT CONTAIN MATERIAL NOT SUBSTANTIALLY SIMILAR TO MATERIAL CONTAINED IN THE TRANSACTION PROFILE.  BORROWER ACKNOWLEDGES THAT IT HAS REVIEWED A PRELIMINARY DRAFT OF THE TRANSACTION PROFILE THAT NYGB IS REQUIRED TO POST PUBLICLY IN ACCORDANCE WITH ITS REGULATORY REQUIREMENTS, AND BORROWER AGREES NYGB MAY POST THE TRANSACTION PROFILE IN SUBSTANTIALLY THE SAME FORM, ONCE FINALIZED WITH FURTHER APPROVAL (NOT TO BE UNREASONABLY WITHELD OR DELAYED) FROM BORROWER AND THE ADMINISTRATIVE AGENT, ON ITS WEBSITE AND IN ITS PUBLICLY-FILED METRICS REPORTS. ADMINISTRATIVE AGENT SHALL BE AN EXPLICIT THIRD PARTY BENEFICIARY OF THE IMMEDIATELY PRECEDING SENTENCE OF THIS SECTION 11.07(f).”

Section 1.27     Amendment to Section 11.14.  Section 11.14 of the Credit Agreement is hereby amended by restating Clause (b) in its entirety as follows:

“(b)     SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF (“THE MANHATTAN COURTS”).  THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER (WITH THE EXCEPTION OF NYGB) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST NYGB IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE MANHATTAN COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE MANHATTAN COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT

SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.”

Section 1.28     Amendment to Article XI.  Article XI of the Credit Agreement is hereby amended by adding new Section 11.24 as follows:

“Section 11.24     Iran Divestment Act.

In accordance with Section 2879c of the Public Authorities Law, by signing this Agreement, each of the Loan Parties certifies, for itself and its respective Affiliates under penalty of perjury, to the best of its knowledge and belief, that neither itself nor the other Loan Parties nor any of their respective Affiliates is on the list created pursuant to paragraph (b) of subdivision 3 of section 165a of the New York State Finance Law (See www.ogs.ny.gov/about/regs/ida.asp).”

Section 1.29     Amendment to Exhibit Q.  Exhibit Q to the Credit Agreement is hereby amended by adding new item (10) following item (9) (“Borrowing Availability (Borrowing Base Deficiency) the lesser of ((1) minus (8)) and ((s) minus (6))” as follows:

“(10) NYGB Borrowing Base Calculation                $[•]”

Article II.
RATIFICATION OF NYGB AS NEW REVOLVING LENDER

Section 2.01     Ratification of NY Green Bank as a New Revolving Lender.  The Required Lenders and the Administrative Agent hereby ratify (a) the Borrower’s request for an Incremental Facility (the “Request for Increase”) and invitation to NY Green Bank to become a New Revolving Lender to achieve the full amount of such request (such amount, the “NYGB Increase”) and (b) the Administrative Agent’s receipt of the NYGB Initial Loan Notice for the amount stated therein, pursuant to the terms of this Amendment.

Article III.
CONDITIONS TO EFFECTIVENESS

Section 3.01     Conditions to Effectiveness.  This Amendment shall become effective as of the Amendment Effective Date upon:

(a)     receipt by the Administrative Agent of a copy of this Amendment, in form and substance reasonably acceptable to the Administrative Agent, duly executed by Borrower, the Required Lenders and Administrative Agent;

(b)     receipt by the Administrative Agent of the joinder agreement duly executed by the Borrower, NY Green Bank and the Administrative Agent and all other documentation required as a condition precedent for the Incremental Facility pursuant to Section 2.16 of the Credit Agreement;

(c)     receipt by the Administrative Agent of a duly completed and signed Loan Notice requesting a Borrowing (equal to the percentage of the NYGB Increase necessary to maintain NYGB’s initial Loan ratable to the Loans of other Lenders) from NYGB (the “NYGB Initial Loan Notice”); and

(d)     payment by the Borrower to the Administrative Agent of an amount in respect, and for the benefit, of each Lender equal to the product of (i) 10 basis points and (ii) such Lender’s Commitment as of July 24, 2016.

Article IV.
MISCELLANEOUS

Section 4.01     Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 4.02     Representations and Warranties of Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)     This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d)     the representations and warranties set forth in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for (A) those which expressly relate to an earlier date, including for the avoidance of doubt, Sections 5.05 (which shall refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, as applicable), 5.19, 5.20, and 5.21(b) through (h) and (B) Section 5.09(c), which inaccuracy could not reasonably be expected to have a Material Adverse Effect).

(e)     Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)     After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative

Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)     The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

(h)     The NYGB Borrowing Base Availability exceeds the aggregate amount of the NYGB Increase.

Section 4.03     Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 4.04     Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 4.05     Expenses.  The Borrower agrees to,

(a)     promptly upon receipt of an invoice therefor, pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel; and

(b)     promptly after the Amendment Effective Date, pay to the Administrative Agent an amount, in respect, and for the benefit, of each Required Lender executing this Amendment on or before December 28, 2017, equal to the product of (i) 10 basis points and (ii) such Required Lender’s Commitment as of the Amendment Effective Date.

Section 4.06     Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 4.07     Continuing Effect.  Except as expressly amended, waived or otherwise modified hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.  This Amendment shall not constitute an amendment, consent, waiver or other modification of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, consent, waiver or other modification of any action on the part of the Borrower or  the other Loan Parties that would require an amendment, consent or waiver of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or otherwise modify any provision of the Credit Agreement amended, waived or otherwise modified hereby for any other period, circumstance or event.  Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity.

Section 4.08     Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 4.09     Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 4.10     No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 4.11     GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.12     Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.13     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION, a Delaware corporation
	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent
	By:	/s/ Denise Jones
	Name:	Denise Jones
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender, L/C Issuer and Swingline Lender
	By:	/s/ G. Christopher Miller
	Name:	G. Christopher Miller
	Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory
	By:	/s/ Nicholas Goss
	Name:	Nicholas Goss
	Title:	Authorized Signatory

SILICON VALLEY BANK, as a Lender
	By:	/s/ Mona Maitra
	Name:	Mona Maitra
	Title:	Vice President

Signature Page – Fourteenth Amendment to Amended and Restated Credit Agreement

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION, AS SUCCESSOR IN INTEREST TO BRIDGE BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Randall Lee
Name:	Randall Lee
Title:	Vice President

CIT BANK, N.A., as a Lender
By:	/s/ Daniel Miller
Name:	Daniel Miller
Title:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender
By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Ushma Dedhiya
Name:	Ushma Dedhiya
Title:	Authorized Signatory

CITIBANK, N.A., as a Lender
By:	/s/ Michael Smolow
Name:	Michael Smolow
Title:	Vice President

Signature Page – Fourteenth Amendment to Amended and Restated Credit Agreement

GUARANTOR CONSENT

Each of the undersigned (each a “Guarantor”) consents to the foregoing Amendment to Credit Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under Article X (Continuing Guaranty) of the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the “Guaranty”).

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Furthermore, each Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.

Agreed and Acknowledged:	POPPY ACQUISITION LLC
	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

ZEP SOLAR, LLC
	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

SILEVO, LLC
	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	President

Guarantor Consent – Fourteenth Amendment to Amended and Restated Credit Agreement